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                                                                   Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 2000, relating to the financial statements of Mardi Gras Casino Corp. and our report dated February 8, 2000 relating to the financial statements of Mississippi-I Gaming, L.P., which appear in Penn National Gaming, Inc.'s Current Report on Form 8-K/A filed on October 20, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

New Orleans, Louisiana
June 8, 2001